         As filed with the Securities and Exchange Commission on January 3, 2001
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            NEW ERA OF NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

           DELAWARE                                             84-1234845
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                               ONE GREENWOOD PLAZA
                         6550 GREENWOOD PLAZA BOULEVARD
                            ENGLEWOOD, COLORADO 80111
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)
                             1995 STOCK OPTION PLAN
                            1997 DIRECTOR OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                           GEORGE F. (RICK) ADAM, JR.
                             CHIEF EXECUTIVE OFFICER
                            NEW ERA OF NETWORKS, INC.
                               ONE GREENWOOD PLAZA
                         6550 GREENWOOD PLAZA BOULEVARD
                            ENGLEWOOD, COLORADO 80111
                                 (303) 694-3933
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
       TITLE OF SECURITIES                              PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
               TO                     AMOUNT TO BE       OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
          BE REGISTERED                REGISTERED           PER SHARE           PRICE              FEE
----------------------------------------------------------------------------------------------------------
Common Stock $0.0001 par value:
 Newly reserved under the 1995
 Stock Option Plan (the "Option
  Plan") (1)                         700,000 shares         $5.281(3)         $3,696,700           $925

  Common Stock $0.0001 par           200,000 shares         $5.281(3)         $1,056,200           $265
    value: Reserved under 1997
    Director Option Plan (the
    "Director Plan") (2)
===========================================================================================================
    TOTAL:                           900,000 shares                           $4,752,900         $1,190
===========================================================================================================

(1) The Option Plan provides for an annual increase in the number of shares of the Registrant's Common Stock reserved and available for issuance under the Option Plan equal to the lesser of (i) 700,000, (ii) 3% of the Registrant's Common Stock outstanding as of the last business day preceding the first day of such fiscal year or (iii) a lesser amount as determined by the Board of Directors. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) The Director Plan provides for an annual increase in the number of shares of the Registrant's Common Stock reserved and available for issuance under the Director Plan equal to the lesser of (i) 200,000 shares or (ii) an amount determined by the Board of Directors. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(3) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 26, 2000.

================================================================================

                            NEW ERA OF NETWORKS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

        The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by New Era of Networks, Inc. (the "Registrant") are hereby incorporated herein by reference:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 29, 2000 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 filed pursuant to the Exchange Act;

        3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 4, 1997, filed pursuant to Section 12(g) of the Exchange Act which was declared effective on June 17, 1997, including any amendment or report filed for the purpose of updating such description;

        4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 14, 1998, as amended by the Company's Registration Statement on Form 8-A/A, filed with the Commission on August 17, 1998, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

        5.      The Registrant's Current Report on Form 8-K filed on April 7,
                2000; and

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for mandatory indemnifications of its directors and officers and permissible indemnifications of employees and other agents to the maximum extent permitted by the General Corporation Law of the State of Delaware. In addition, the Registrant has entered into indemnification agreements with its officers and directors. Reference is also made to Section 8 of the Registration Rights Agreement between the Registrant and certain parties named therein dated May 9, 1995, which provides for the cross indemnification of certain of the Registrant's stockholders and the Registrant, its directors and officers against certain liabilities under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT
     NUMBER     DESCRIPTION
     ------     -----------
        4.1     1995 Stock Option Plan, as amended.

        4.2     1997 Director Option Plan, as amended.

        5.1 Opinion of counsel as to legality of securities being registered.

       23.1     Consent of counsel (contained in Exhibit 5.1).

       23.2     Consent of Arthur Andersen LLP.

       24.1     Powers of Attorney (see page [ ]).

ITEM 9.  UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 28th day of December 2000.

                                    NEW ERA OF NETWORKS, INC.

                                    By: /s/ LEONARD M. GOLDSTEIN
                                       -----------------------------------------
                                       Leonard M. Goldstein
                                       Senior Vice President and General Counsel

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George F. (Rick) Adam, Jr. and Leonard M. Goldstein, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 28TH DAY OF DECEMBER 2000 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

             SIGNATURES                                            TITLE
             ----------                                            -----
/s/ GEORGE F. ADAM, JR.               Chairman of the Board, Chief Executive Officer and Director
---------------------------------     (principal executive officer)
       George F. Adam, Jr.

/s/ PATRICK J. FORTUNE                President, Chief Operating Officer and Director
---------------------------------
       Patrick J. Fortune

/s/ STEPHEN E. WEBB                   Senior Vice President and Chief Financial Officer (principal
---------------------------------     financial officer)
       Stephen E. Webb

/s/ LONNIE S. CLARK                   Vice President Accounting (principal accounting officer)
---------------------------------
       Lonnie S. Clark

/s/ STEVEN LAZARUS                    Director
---------------------------------
       Steven Lazarus

/s/ MARK L. GORDON                    Director
---------------------------------
       Mark L. Gordon

/s/ JOSEPH E. KASPUTYS                Director
---------------------------------
       Joseph E. Kasputys

/s/ MELVYN E. BERGSTEIN               Director
---------------------------------
       Melvyn E. Bergstein

/s/ ROBERT I. THEIS                   Director
---------------------------------
       Robert I. Theis

                                INDEX TO EXHIBITS

      EXHIBIT
      NUMBER         DESCRIPTION
      -------        -----------
        4.1     1995 Stock Option Plan, as amended.

        4.2     1997 Director Option Plan, as amended.

        5.1 Opinion of counsel as to legality of securities being registered.

       23.1     Consent of counsel (contained in Exhibit 5.1).

       23.2     Consent of Arthur Andersen LLP.

       24.1     Powers of Attorney (see page 5).



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